Exhibit 10.4

                              TERMINATION AGREEMENT

      Termination Agreement (this "Agreement") made as of this 23rd day of September 2003 between Wire One Technologies, Inc., a Delaware corporation having its principal office at 225 Long Avenue, Hillside, New Jersey 07205 (hereinafter "Wire One"), and Leo Flotron, 1341 Laurelwood Road, Kettering, Ohio 45429 (hereinafter "Executive").

      Whereas, Executive is currently employed by Wire One as President and Chief Operating Officer under an agreement dated January 2, 2001, as amended July 30, 2002 and January 1, 2003 (collectively, the "Employment Agreement");

      Whereas, Executive and Wire One have determined it to be in their mutual best interests to terminate the term of the Employment Agreement, simultaneous with the consummation of the proposed sale of Wire One's Video Solutions business to Gores Technology Group (the "Transaction").

      Now Therefore, in consideration of the mutual promises made herein, and for other good and valuable consideration, the parties hereby agree as follows:

1. The term of the Employment Agreement shall terminate on the date hereof (the "Termination Date").

2. In consideration of the covenants and agreements contained herein, Wire One shall pay to Executive the balance of the salary that would have been payable to him under the Employment Agreement if he were to remain with Wire One in his present capacity until the expiration of the Employment Agreement on December 31, 2003, with such payment to be made on or about two weeks following the closing of the Transaction.

3. Executive and his representatives hereby release Wire One (except to the extent of Wire One's obligations under this Agreement), its affiliated, related, parent or subsidiary corporations, and their present and former directors, officers, and employees from all claims of any kind, known and unknown, which Executive may now have or have ever had against Wire One, including claims for compensation, bonuses, severance pay, stock options, accrued vacation and all claims arising from Executive's employment with Wire One or the termination of Executive's employment, whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction ("Released Claims"). By way of example and not in limitation, the Released Claims shall include any


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      claims arising under Title VII of the Civil Rights Act of 1964 as amended and the Americans with Disabilities Act, as well as any claims asserting wrongful termination, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, and defamation.

4. Wire One hereby releases Executive (except to the extent of Executive's obligations under this Agreement) and his representatives from all claims of any kind, known and unknown, which Wire One may now have or have ever had against Executive, including claims arising from any alleged violation of any federal, state or local statutes, ordinances, executive orders or common law principles relating to employment or termination of employment.

5. Executive and Wire One agree that the provisions of Section 4 of the Employment Agreement shall remain in effect (1) on and after the Termination Date with respect to the confidentiality of the confidential business information or trade secrets of Wire One's Glowpoint business, and (2) for a period of one year following the Termination Date with respect to the non-solicitation of any employees of Wire One's Glowpoint business following the consummation of the Transaction.

6. Except as set forth in this Agreement, all obligations under the Employment Agreement are hereby terminated.

7. This agreement is made in the State of New Jersey and shall be governed by New Jersey law. This agreement constitutes the entire agreement, and shall supersede any prior or contemporaneous agreement, oral or written, between the parties hereto regarding Executive's services to Wire One as an employee or Executive following the Termination Date (it being understood that the provisions of the Employment Agreement that survive the termination of the "Employment Period" thereunder shall remain in full force and effect) and may not be modified or amended except by a written document signed by the party against whom enforcement is sought. This agreement may be signed in more than one counterpart, in which case each counterpart shall constitute an original of this agreement.


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IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first above written.

                                        WIRE ONE TECHNOLOGIES, INC.


                                        By: /s/ Richard Reiss
                                            ---------------------
                                            Name:  Richard Reiss
                                            Title: Chief Executive Officer


                                            /s/ Leo Flotron
                                            ---------------------
                                            Leo Flotron


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